     As filed with the Securities and Exchange Commission on May 8, 1997

                                                      Registration No. _________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               BIKERS DREAM, INC.
             (Exact name of registrant as specified in its charter)

            California                                   33-0140149
---------------------------------          ------------------------------------
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)


                      1995 NON-QUALIFIED STOCK OPTION PLAN
                     OPTION AGREEMENT WITH DONALD J. DUFFY
                    OPTION AGREEMENT WITH ROWLAND W. DAY II
                           (Full title of the plans)

                               Rowland W. Day II
                                1420 Village Way
                          Santa Ana, California 92705
                                 (714) 835-8464
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                         Proposed       Proposed
                                         Maximum        Maximum
Title of              Amount             Offering       Aggregate   Amount of
Securities to         to be              Price          Offering    Registration
be Registered         Registered(1)      Per Share(2)   Price(2)    Fee(2)
--------------------------------------------------------------------------------
Common Stock,
without par value     1,400,000 shares    $.71875      $1,006,250    $305
--------------------------------------------------------------------------------

(1) The number of shares being registered is the maximum aggregate number of shares presently issuable under the Plans. The registration statement also includes an indeterminable number of additional shares that may become issuable under the Plans pursuant to anti-dilution provisions.

(2) Computed pursuant to Rule 457(h) on the basis of the average of the bid and asked price of the Common Stock on May 6, 1997.

================================================================================

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of Bikers Dream, Inc., a California corporation (the "Company") filed with the Securities Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the Company's fiscal year ended December 31, 1996.

         Any statement contained in a document incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other document subsequently filed pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, which also is or is deemed to be incorporated in this Registration Statement by reference modifies or replaces such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Company's Articles of Incorporation authorizes the issuance of 25,000,000 shares of Common Stock without par value. Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the shareholders and, upon the giving of notice as required by law, are entitled to cumulate their votes in the election of directors. Holders of shares of Common Stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board by Directors in its discretion, from funds legally available therefor, subject to preferences that may be applicable to any outstanding preferred stock. In the event of liquidation, dissolution or winding up of the Company, the holders of shares of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities, subject to preferences that may be applicable to any outstanding preferred stock. Holders of Common Stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         The legality of the Registrant's securities being registered will be
passed upon by Day Campbell & McGill.   Members of the firm of Day Campbell &
McGill owned an aggregate of 627,183 shares of the Registrant's Common Stock and options to purchase 730,000 shares of the Registrant's Common Stock on March 31, 1997.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Bylaws and Section 317 of the California General Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with actions, suits or proceedings, whether civil or criminal, provided that it is determined that they acted in good faith and in a manner they reasonably believed to be in the best interests of the Company, and, in any criminal matter, had reasonable cause to believe that their conduct was not unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act") and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION.

         Not applicable.

ITEM 8.  EXHIBITS.

         EXHIBIT          DESCRIPTION
         -------          -----------
          5               Opinion of Day, Campbell and McGill as to the legality of the securities being registered.

         10.23            The 1995 Non-Qualified Stock Option Plan.*

         10.25            Option Agreement dated September 9, 1996 between the Company and
                          Donald J. Duffy.

         10.26            Option Agreement dated September 9, 1996 between the Company and
                          Rowland W. Day II.

         23.1             Consent of Singer, Lewak, Greenbaum & Goldstein LLP

         23.2             Consent of Coopers & Lybrand, L.L.P.

         23.3             Consent of Day, Campbell and McGill (included in its opinion filed as Exhibit 5).

         _____________________________
         *Incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)      To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement.

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on May 7, 1997.

                               BIKERS DREAM, INC.


                               By:   /s/ Rowland W. Day II
                                   ---------------------------------------------
                                   Rowland W. Day II, Co-Chief Executive Officer

                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Rowland W. Day II, Secretary of the registrant, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in- fact and agent, or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date                        Signature                           Title
----                        ---------                           -----
May 7, 1997              /s/ Rowland W. Day II                  Co-Chief Executive Officer and Director
                       ----------------------------------
                             Rowland W. Day II



May 7, 1997              /s/ Donald J. Duffy                    Co-Chief Executive Officer, Chief
                       ----------------------------------       Financial Officer (principal financial
                             Donald J. Duffy                    officer) and Director



May 7, 1997              /s/ Owen Naccarato                     Controller
                       ----------------------------------
                             Owen Naccarato

                                 EXHIBIT INDEX


         EXHIBIT
         NUMBER          DESCRIPTION
                         -----------
          5              Opinion of Day Campbell & McGill as to the legality of
                         securities being registered.

         10.23           The 1995 Non-Qualified Stock Option Plan*

         10.25           Option Agreement dated September 9, 1996 between the
                         Company and Donald J. Duffy.

         10.26           Option Agreement dated September 9, 1996 between the
                         Company and Rowland W. Day II.

         23.1            Consent of Singer, Lewak, Greenbaum & Goldstein LLP

         23.2            Consent of Coopers & Lybrand, L.L.P.

         23.3            Consent of Day Campbell & McGill (included in its Opinion filed as Exhibit 5).

________________________
*Incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995.